Exhibit H(49)

AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

This First Amendment, effective as of November 14, 2025 (“Amendment No. 1 Effective Date”), amends the Fund of Funds Investment Agreement (the “Agreement”), dated the 19th day of January 2022, by and among MML Series Investment Fund (the “Trust”), on behalf of itself and each fund, severally and not jointly, listed on Attachment A under the heading “Acquiring Funds” (each such fund, an “Acquiring Fund”, and together, the “Acquiring Funds”); MML Investment Advisers, LLC (the “Adviser”); American Funds Insurance Series (the “Series”); Capital Research and Management Company (“CRMC”); each fund, severally and not jointly, listed on Attachment B under the heading “Series Funds”, as such Attachment B shall be amended from time to time (each such fund listed under the heading “Series Funds”, a “Series Fund”, and collectively, the “Acquired Funds”, and each of them, an “Acquired Fund”, and collectively with the Insurance Company, the Trust, the Adviser, the Acquiring Funds, the Series, CRMC and the Acquired Funds, the “Parties” and each of them, a “Party”).

WHEREAS, the Parties desire to amend Attachment B of the Agreement to reflect the addition of American Funds Insurance Series – Growth Fund and American Funds Insurance Series – Global Growth Fund;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Attachment B of the Agreement is deleted in its entirely and replaced with Attachment B as attached hereto.

Except as expressly set forth above, all other terms and provisions of this Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the Amendment No. 1 Effective Date.

MML Series Investment Fund (on behalf of itself

and each Acquiring Funds listed on Attachment A

to the Agreement)

By:	/s/ Brian Pelkola
Name:	Brian Pelkola
Title:	Vice President
Date:	11/14/2025

MML Investment Advisers, LLC

By:	/s/ Brian Pelkola
Name:	Brian Pelkola
Title:	Vice President
Date:	11/14/2025

American Funds Insurance Series (on behalf of itself

and each of the Series Funds listed on Attachment B

to the Agreement)

By:	/s/ Michael W. Stockton
Name:	Michael W. Stockton
Title:	Authorized Signatory
Date:	11/13/2025

Capital Research and Management Company

By:	/s/ Tim McHale
Name:	Tim McHale
Title:	Sr. VP & Sr. Counsel, Fund Bus. Mgmt. Group
Date:	11/13/2025

Attachment B

TO AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

List of Series Funds

American Funds Insurance Series – The Bond Fund of America

American Funds Insurance Series – Global Growth Fund

American Funds Insurance Series – Growth Fund

American Funds Insurance Series – Growth-Income Fund

American Funds Insurance Series – International Fund

American Funds Insurance Series – Washington Mutual Investors Fund